EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren Debbie Hancock (Investor Relations)
October 19, 2009	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports Third Quarter 2009 Results

Third Quarter Highlights

•

Net revenues of $1.28 billion compared to $1.30 billion a year ago, a decrease of 2% from a year ago, or an increase of 1% absent the impact of foreign exchange;

•

Net earnings of $150.4 million versus $138.2 million or $0.99 per diluted share compared to $0.89 per diluted share, an increase of 11% in EPS;

•

Operating profit of $230.7 million or 18% of net revenues, compared to $215.9 million or 17% of net revenues last year;

•

Repurchased 1.1 million shares of common stock at a total cost of $30.2 million.

Pawtucket, RI (October 19, 2009) -- Hasbro, Inc. (NYSE: HAS) today reported net revenues of $1.28 billion, compared to $1.30 billion a year ago, a decrease of 2%. Net revenues grew 1%, excluding the negative $36.0 million impact of foreign exchange.  The Company reported net earnings of $150.4 million, or $0.99 per diluted share, compared to $138.2 million or $0.89 per diluted share in 2008.  The 2009 third quarter results include a $0.03 per share dilutive impact from the Company’s investment in its joint venture with Discovery Communications and initial investments in Hasbro’s virtual studio.

“Hasbro performed well in what is continuing to be a challenging global environment.  We grew revenues absent the impact of foreign exchange and we grew earnings and earnings per share including the dilution from the investments we are making in our joint venture with Discovery Communications and Hasbro’s virtual studio,” said Brian Goldner, President and Chief Executive Officer.

“We believe we can grow revenues in 2009 if our consumer retail takeaway continues to improve in line with recent fourth quarter trends. We also continue to believe that the underlying strength of our brands and our commitment to our strategy will enable us to grow earnings per share in 2009, including the expected dilution from our television investment,” Goldner concluded.

U.S. and Canada segment net revenues were $791.9 million, compared to $821.0 million in 2008.  The results reflect a strong performance in the boys category offset by declines in girls, preschool and the games and puzzles category.  The U.S. and Canada segment reported an operating profit of $129.1 million, compared to $131.9 million in 2008.

International segment net revenues were $444.1 million, compared to $460.6 million in 2008.  Revenues grew 4%, absent a negative foreign exchange impact of $34.3 million.  The results reflect growth in boys and preschool categories offset by declines in the girls and the games and puzzles category.  The International segment reported an operating profit of $64.1 million compared to operating profit of $65.8 million in 2008.

Entertainment and Licensing segment net revenues were $41.6 million, compared to $18.3 million in 2008.  The results primarily reflect increases in TRANSFORMERS and G.I. JOE.  The Entertainment and Licensing segment reported an operating profit of $19.8 million compared to operating profit of $6.3 million in 2008. The Entertainment and Licensing segment includes television, movies, lifestyle and digital licensing and on-line entertainment operations.

“As we look to the remainder of the year, we are well positioned with a broad-based portfolio that is both innovative and priced right for today’s value oriented consumer.  We will also continue to focus on managing our business efficiently while investing for the long term,” said Deborah Thomas, Chief Financial Officer.

The Company anticipates dilution of $0.04 to $0.05 per diluted share in the fourth quarter due to the investment in the joint venture with Discovery Communications and Hasbro’s virtual studio.  In 2010, the expected dilution is $0.25 to $0.30 per diluted share.

During the quarter, the Company spent a total of $30.2 million to repurchase 1.1 million shares of common stock.   As of quarter end, there was $222.2 million remaining in the current share repurchase authorization from the board of directors.

      The Company will webcast its third quarter earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast, go to http://investor.hasbro.com, and click on the webcast microphone.   The replay will be available on Hasbro’s web site approximately 2 hours following completion of the call.

Hasbro, Inc. is a worldwide leader in children’s and family leisure time products and services with a rich portfolio of brands and entertainment properties that provides some of the highest quality and most recognizable play and recreational experiences in the world. As a brand-driven, consumer-focused global company, Hasbro brings to market a range of toys, games and licensed products, from traditional to high-tech and digital, under such powerful brand names as TRANSFORMERS, PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, CRANIUM and WIZARDS OF THE COAST. Come see how we inspire play through our brands at www.hasbro.com. (C) 2009 Hasbro, Inc. All Rights Reserved.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s potential performance in 2009 and 2010, including with respect to its revenues and earnings per share, potential future dilution associated with the joint venture with Discovery Communications, future opportunities and the Company’s ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company’s development, manufacturing, marketing, royalty and other costs; (ii) recessions or other economic downturns which negatively impact the retail and credit markets, and the financial health of the Company’s retail customers and consumers, and which can result in lower employment levels, less consumer disposable income, lower consumer confidence and, as a consequence, lower consumer spending, including lower spending on purchases of the Company’s products, (iii) other economic and public health conditions in the markets in which the Company and its customers and suppliers operate which impact the Company's ability and cost to manufacture and deliver products, such as higher fuel and other commodity prices, higher labor costs, higher transportation costs, outbreaks of SARs, bird flu or other diseases which affect public health and the movement of people and goods, and other factors, including government regulations,  which can create potential manufacturing and transportation delays or impact costs, (iv) currency fluctuations, including movements in foreign exchange rates, which can lower the Company’s net revenues and earnings, and significantly impact the Company’s costs; (v) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company’s customers; (vi) greater than expected costs, or unexpected delays or difficulties, associated with the Company’s investment in its joint venture with Discovery Communications, LLC, the rebranding of the joint venture network and the creation of new content to appear on the network, (vii) consumer interest in and acceptance of the joint venture network, and other factors impacting the financial performance of the joint venture, (viii) the inventory policies of the Company’s retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; (ix) work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (x) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xi) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; (xii) concentration of manufacturing for many of the Company’s products in the People’s Republic of China and the associated impact to the Company of public health conditions and other factors affecting social and economic activity in China, affecting the movement of products into and out of China, and impacting the cost of producing products in China and exporting them to other countries; (xiii) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xiv) other market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xv) the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and (xvi) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.  This presentation also includes the Company’s Consolidated and International segment net revenues excluding the impact of changes in exchange rates.  Management believes that the presentation of Consolidated and International segment net revenues minus the impact of exchange rate changes provides information that is helpful to an investor’s understanding of the underlying business performance absent exchange rate fluctuations which are beyond the Company’s control.

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	Sept. 27, 2009	Sept. 28, 2008
ASSETS	-----------	-----------
Cash and Cash Equivalents	$ 297,358	$ 356,512
Accounts Receivable, Net	1,116,033	946,929
Inventories	399,917	461,601
Other Current Assets	178,597	177,576
	----------------	---------------
Total Current Assets	1,991,905	1,942,618
Property, Plant and Equipment, Net	216,256	207,798
Other Assets	1,653,166	1,256,336
	----------------	---------------
Total Assets	$3,861,327	$3,406,752
	=========	========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 33,062	$ 232,648
Payables and Accrued Liabilities	854,053	872,757
	----------------	---------------
Total Current Liabilities	887,115	1,105,405
Long-term Debt	1,134,723	709,723
Other Liabilities	351,557	235,469
	----------------	---------------
Total Liabilities	2,373,395	2,050,597
Total Shareholders' Equity	1,487,932	1,356,155
	----------------	---------------
Total Liabilities and Shareholders' Equity	$3,861,327	$3,406,752
	=========	========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Nine Months Ended

(Thousands of Dollars and Shares Except Per Share Data)	Sept. 27, 2009	Sept. 28, 2008	Sept. 27, 2009	Sept. 28, 2008
	-----------	-----------	-----------	-----------
Net Revenues	$1,279,221	$1,301,961	$2,692,763	$2,790,467
Cost of Sales	550,026	573,835	1,114,231	1,153,218
	--------------	---------------	--------------	--------------
Gross Profit	729,195	728,126	1,578,532	1,637,249
Amortization	20,955	19,740	59,634	58,822
Royalties	99,725	83,747	228,004	210,336
Research and Product Development	43,870	49,993	124,530	137,195
Advertising	134,950	151,226	278,936	314,443
Selling, Distribution and Administration	198,986	207,495	542,429	573,766
	--------------	---------------	--------------	--------------
Operating Profit	230,709	215,925	344,999	342,687
Interest Expense	17,609	11,729	44,827	36,107
Other (Income) Expense, Net	(4,759)	2,676	(3,128)	(5,895)
	--------------	---------------	--------------	--------------
Earnings before Income Taxes	217,859	201,520	303,300	312,475
Income Taxes	67,497	63,291	93,933	99,290
	--------------	---------------	--------------	--------------
Net Earnings	$ 150,362	$ 138,229	$ 209,367	$ 213,185
	========	========	========	========

Per Common Share
Net Earnings
Basic	$ 1.08	$ 0.98	$ 1.50	$ 1.51
	========	========	========	========
Diluted	$ 0.99	$ 0.89	$ 1.39	$ 1.39
	========	========	========	========

Cash Dividends Declared	$ 0.20	$ 0.20	$ 0.60	$ 0.60
	========	========	========	========

Weighted Average Number of Shares
Basic	139,814	141,567	139,943	141,396
	========	========	========	========
Diluted	152,921	156,180	152,952	155,856
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
Net Earnings Per Share
(Unaudited)
(Thousands of Dollars and Shares Except Per Share Data)
	Sept. 27, 2009		Sept. 28, 2008

Quarter	Basic	Diluted	Basic	Diluted
----------	-----------	-----------	-----------	-----------

Net earnings	$ 150,362	$ 150,362	$ 138,229	$ 138,229
Effect of Dilutive Securities:
Interest Expense on Contingent
Convertible Debentures Due 2021	-	1,076	-	1,059
	--------------	--------------	--------------	--------------
Adjusted Net Earnings	$ 150,362	$ 151,438	$ 138,229	$ 139,288
	========	========	========	========

Average Shares Outstanding	139,814	139,814	141,567	141,567
Effect of Dilutive Securities:
Contingent Convertible Debentures
Due 2021	-	11,566	-	11,566
Options and Other Share-Based Awards	-	1,541	-	3,047
	--------------	--------------	--------------	--------------
Equivalent Shares	139,814	152,921	141,567	156,180
	========	========	========	========

Net Earnings Per Share	$ 1.08	$ 0.99	$ 0.98	$ 0.89
	========	========	========	========
Nine Months
---------------
Net Earnings	$ 209,367	$ 209,367	$ 213,185	$ 213,185
Effect of Dilutive Securities:
Interest Expense on Contingent
Convertible Debentures Due 2021	-	3,250	-	3,177
	--------------	--------------	--------------	--------------
Adjusted Net Earnings	$ 209,367	$ 212,617	$ 213,185	$ 216,362
	========	========	========	========

Average Shares Outstanding	139,943	139,943	141,396	141,396
Effect of Dilutive Securities:
Contingent Convertible Debentures
Due 2021	-	11,566	-	11,566
Options and Other Share-Based Awards	-	1,443	-	2,894
	--------------	--------------	--------------	--------------
Equivalent Shares	139,943	152,952	141,396	155,856
	========	========	========	========

Net Earnings Per Share	$ 1.50	$ 1.39	$ 1.51	$ 1.39
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
Major Segment Results and EBITDA
(Unaudited)
(Thousands of Dollars)

	Quarter Ended			Nine Months Ended
	Sept. 27, 2009	Sept. 28, 2008	% Change	Sept. 27, 2009	Sept. 28, 2008	% Change
	-----------	-----------	-----------	-----------	-----------	----------
Major Segment Results

U.S. and Canada Segment
External Net Revenues	$ 791,896	$ 821,028	-4%	$ 1,687,275	$ 1,717,213	-2%
Operating Profit	129,092	131,929	-2%	226,960	212,933	7%

International Segment
External Net Revenues	444,105	460,559	-4%	909,528	1,002,502	-9%
Operating Profit	64,147	65,815	-3%	66,126	92,820	-29%

Entertainment and Licensing Segment
External Net Revenues	41,554	18,340	127%	92,940	65,931	41%
Operating Profit	19,820	6,252	217%	36,386	26,676	36%

Reconciliation of EBITDA
Net Earnings	$ 150,362	$ 138,229		$ 209,367	$ 213,185
Interest Expense	17,609	11,729		44,827	36,107
Income Taxes	67,497	63,291		93,933	99,290
Depreciation	30,494	28,788		71,004	64,560
Amortization	20,955	19,740		59,634	58,822
	------------	------------		------------	------------
EBITDA	$ 286,917	$ 261,777		$ 478,765	$ 471,964
	=======	=======		=======	=======